                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                    CENTRAL FINANCIAL ACCEPTANCE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                    CENTRAL FINANCIAL ACCEPTANCE CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 22, 1997

TO THE STOCKHOLDERS OF CENTRAL FINANCIAL ACCEPTANCE CORPORATION:

     NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Stockholders (the "Meeting") of Central Financial Acceptance Corporation, a Delaware corporation (the "Company"), will be held at the Wyndham Garden Hotel, Salon A, 5757 Telegraph Road, Commerce, California 90040 on Thursday, May 22, 1997 at 10:00 a.m., for the following purposes, all as set forth in the attached Proxy Statement:

     1. ELECTION OF DIRECTORS. To elect three persons to the Board of Directors to serve until the 1998 Annual Meeting of Stockholders and until their successors are elected and have qualified.

     2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1997.

     3. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

     Only those stockholders of record at the close of business on April 14, 1997 shall be entitled to notice of and to vote at the Meeting. For ten days prior to the Meeting, a complete list of stockholders of the Company entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting during ordinary business hours at the Company's offices at 5480 East Ferguson Drive, Commerce, California, and will also be available at the Meeting.

     IT IS IMPORTANT THAT ALL STOCKHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          By Order of the Board of Directors


                                          /s/ GARY M. CYPRES
                                          -------------------------------
                                          Gary M. Cypres
                                          Chairman of the Board
                                          and Chief Executive Officer

Dated: April 22, 1997

                    CENTRAL FINANCIAL ACCEPTANCE CORPORATION
                            5480 EAST FERGUSON DRIVE
                           COMMERCE, CALIFORNIA 90022
                                 (213) 720-8600

                            ------------------------

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 22, 1997

                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Central Financial Acceptance Corporation, a Delaware corporation (the "Company"), for use at its Annual Meeting of Stockholders (the "Meeting") to be held at the Wyndham Garden Hotel, Salon A, 5757 Telegraph Road, Commerce, California 90040 on Thursday, May 22, 1997 at 10:00 a.m., and at any and all adjournments thereof. It is expected that this Proxy Statement and enclosed form of proxy will be mailed to stockholders on or about April 22, 1997.

MATTERS TO BE CONSIDERED

     The matters to be considered and voted upon at the Meeting are:

     1. ELECTION OF DIRECTORS. Electing three persons to the Board of Directors to serve until the 1998 Annual Meeting of Stockholders and until their successors are elected and have qualified. The following three persons are the Board of Directors' nominees:

                                         Louis Caldera
                                         Gary M. Cypres
                                         Jose de Jesus Legaspi

     2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. Ratifying the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1997.

     3. OTHER BUSINESS. Transacting such other business as may properly come before the Meeting and at any and all adjournments thereof.

COSTS OF SOLICITATION OF PROXIES

     The Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. It is contemplated that proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for the reasonable expense in forwarding these proxy materials to their principals. In addition, the Company may pay for and utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of proxies if the Board of Directors of the Company determines that this is advisable.

OUTSTANDING SECURITIES, VOTING RIGHTS AND REVOCABILITY OF PROXIES

     There were issued and outstanding 7,277,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), on April 14, 1997, which has been set as the record date (the "Record Date") with respect to this solicitation for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. The Company's Certificate of Incorporation also authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are presently issued and outstanding.

     A majority of the outstanding shares of Common Stock entitled to vote at the Meeting must be present in person or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date for the Meeting on any matter submitted to the vote of the stockholders.

     The Company's Certificate of Incorporation does not authorize cumulative voting. In the election of directors, the three candidates receiving the highest number of votes will be elected. Ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants requires the affirmative vote of the majority of the shares of the Common Stock present at the Meeting in person or by proxy and entitled to vote.

     A proxy for use at the Meeting is enclosed. The proxy must be signed and dated by you or your authorized agent. Any stockholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. It may also be revoked by attendance at the Meeting and election to vote thereat. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxy holders in accordance with the instructions on the proxy. If no instruction is specified in respect to a matter to be acted upon, the shares represented by the proxy will be voted "FOR" the election of the nominees for director set forth herein and "FOR" the ratification of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1997. As of the date hereof, management is not aware of any other matters to be presented for action at the Meeting. If, however, any other matters properly are presented at the Meeting, the proxy will be voted in accordance with the best judgment and in the discretion of the proxy holders. For purposes of determining whether a proposal has received the necessary votes to be approved, abstentions from voting on any matter other than in the election of directors will have the effect of a vote "AGAINST" the proposal.

     If you hold your shares of Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such shares of Common Stock, your broker or nominee may, in its discretion, vote your shares of Common Stock "FOR" the election of the nominees for director set forth herein and "FOR" ratification of the appointment Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1997.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock as of the Record Date by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and three other executive officers of the Company whose salary and bonus in 1996 exceeded $100,000 (the "Named Executives") and (iv) all directors and Named Executives as a group.

                                                                           COMMON STOCK
                                                                      BENEFICIALLY OWNED(1)
                                                                     ------------------------
                                                                     NUMBER OF     PERCENT OF
                      NAME OF BENEFICIAL OWNER(4)                    SHARES(2)      CLASS(3)
    ---------------------------------------------------------------  ---------     ----------
    Banner's Central Electric, Inc.(5).............................  5,150,000        70.8%
    Gary M. Cypres(6)..............................................  5,190,000        71.2%
    Anthony Fortunato..............................................        100           *
    Ed Valdez(7)...................................................      8,100           *
    Gerard T. McMahon..............................................         --         N/A
    Louis Caldera(8)...............................................      1,400           *
    Jose de Jesus Legaspi(8).......................................      1,400           *
    All directors and Named Executives as
      a group (6 persons)(9).......................................  5,201,000        71.2%

---------------

 *  Less than 1%.

(1) In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days.

(2) Except as otherwise noted below, each person or entity named in the table directly or indirectly has sole or shared voting and investment power with respect to the shares shown as beneficially owned by such person or entity.

(3) Shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage of the person or entity holding such securities but are not deemed outstanding for computing the percentage of any other person or entity.

(4) The address for each of the beneficial owners is care of the Company: 5480 East Ferguson Drive, Commerce, California 90022.

(5) Banner's Central Electric, Inc. ("Banner") is a wholly-owned subsidiary of Banner Holdings, Inc. ("Holdings"). West Coast Private Equity Partners, L.P. ("West Coast") controls Holdings. Mr. Cypres is Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer of Holdings and Banner and the managing general partner of West Coast. Mr. Cypres controls the Company through West Coast, Holdings and Banner.

(6) Includes 5,150,000 shares owned by Banner, 12,500 shares owned by Mr. Cypres' spouse, 12,500 shares held by or in trust by Mr. Cypres and his spouse for their children, and 15,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(7) Includes 6,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(8) Consists of 1,400 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(9) Includes 23,800 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

                        DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the exact number of directors shall be fixed from time to time by action of the stockholders or of the Board of Directors. The number of directors currently is fixed at three.

     Each of the persons listed in the table below are present members of the Board of Directors of the Company and have been nominated for election to serve until the 1998 Annual Meeting of Stockholders and until their successors are elected and have qualified. Votes will be cast pursuant to the enclosed proxy in such a way as to effect the election of said three nominees. In the event that any of the nominees should be unable or unwilling to accept nomination for election as a director, it is intended that the proxy holders will vote for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. Mr. Caldera has informed the Board of Directors that he is being considered for a position which would preclude him from serving his full term if he is offered and he accepts such a position. The Board of Directors has no reason to believe that any other nominee will be unable or unwilling to serve if elected to office.

     The following table sets forth certain information as of the Record Date with respect to each person nominated and recommended to be elected by the Company's current Board of Directors.

                                                                                    YEAR FIRST
                                                                                 ELECTED/APPOINTED
          NAME             AGE                      POSITION                         DIRECTOR
-------------------------  ---     ------------------------------------------    -----------------
Gary M. Cypres...........  53      Chairman of the Board, Chief Executive
                                   Officer, President and Chief Financial
                                     Officer                                            1996
Louis Caldera............  40      Director                                             1996
Jose de Jesus Legaspi....  43      Director                                             1996

     Set forth below are brief summaries of the background and business experience, including principal occupation, of the Company's directors and Named Executives.

     GARY M. CYPRES has been Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer of the Company since its formation. Mr. Cypres has been Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer of Holdings and Banner since February 1991, Chairman of the Board and Chief Executive Officer of Central Rents, Inc. ("Central Rents") since June 1994 and managing general partner of West Coast since March 1990. Prior to that, Mr. Cypres was a general partner of SC Partners, a private investment banking and consulting firm. From 1983 to 1985, Mr. Cypres was Chief Financial Officer of The Signal Companies. From 1973 to 1983 Mr. Cypres was Senior Vice President of Finance at Wheelabrator-Frye Inc. Mr. Cypres was a member of the Board of Trustees and a faculty member of The Amos Tuck School of Business at Dartmouth College.

     Mr. Cypres spends that portion of his business time as is required to oversee the operations of the Company and to direct or implement the Company's business strategies. Mr. Cypres continues to spend a portion of his business time as the managing general partner of West Coast, as Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer of Holdings, as Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer of Banner, and as Chairman of the Board and Chief Executive Officer of Central Rents.

     ANTHONY FORTUNATO, 48, has been Executive Vice President of Operations of the Company since October 18, 1996. Prior to joining the Company, Mr. Fortunato was Executive Vice President of Citibank, F.S.B. California from November 1993 to October 1996, and Vice President of Citibank, N.A./Citicorp from September 1976 to November 1993.

     GERARD T. MCMAHON, 49, has been Executive Vice President of Credit and Collections of the Company since September 23, 1996. Prior to joining the Company, Mr. McMahon was Vice President of Credit and Collections at Barry's Jewelers from 1991 to 1996 and Divisional Vice President of Credit and Collections at Kay Jewelers from 1987 to 1991. From 1981 to 1987, Mr. McMahon was Divisional Vice President of Credit Administration at The Broadway.

     ED VALDEZ, 45, has been Senior Vice President of Credit of the Company since its formation, Senior Credit Manager of the Company's consumer product finance business since 1986 and Senior Credit Manager of the Company's small loan business since November 1992. Mr. Valdez has been working for the Company for over 28 years.

     LOUIS CALDERA has been a director of the Company since June 1996. Mr. Caldera has been an Assemblyman in the California Legislature since November 1992, having been reelected in November 1994 and 1996. Mr. Caldera is currently the Chairman of the Assembly Revenue and Taxation Committee and also serves on the Banking and Finance Committee, the Judiciary Committee, the Education Committee and the Higher Education Committee. From February 1991 to November 1992, Mr. Caldera was Deputy County Counsel for the County of Los Angeles. Prior thereto, Mr. Caldera was an attorney in private practice.

     JOSE DE JESUS LEGASPI has been a director of the Company since June 1996. Since 1980, Mr. Legaspi has been a principal of and broker at The Legaspi Company, a full service commercial real estate brokerage firm. In addition, since 1992, Mr. Legaspi has been a principal of the FINCA Property Management Company, a residential and commercial real estate management company. Mr. Legaspi is also a Commissioner of the Los Angeles Department of Water and Power.

     Set forth below are brief summaries of the background and business experience of certain other significant employees of the Company.

     RAN BIRKINS, 47, has been Senior Vice President of Credit and Collections of the Company since its formation and Vice President of Credit of the Company's consumer product finance business and small loan business since September 1994. From November 1992 to September 1994, Mr. Birkins was Director of Credit of the Company's small loan business. From December 1989 to September 1994, Mr. Birkins was Director of Credit of the Company's consumer product finance business.

     ANGEL LOPEZ, 48, has been Vice President of the Company since May 1996. From 1995 until joining the Company, Mr. Lopez was Vice President of Marketing and Business Development at the Sacred Heart Hospital in Chicago, Illinois. From 1992 to 1995, Mr. Lopez was the Director of Ethnic Marketing for Sears Merchandise Group in Hoffman Estates, Illinois. From 1990 to 1992, Mr. Lopez was the General Manager for the Latin American Buying Office of Sears in Mexico City, Mexico.

     ALAN E. SCHENEMAN, 44, has been Senior Vice President of the Company since its formation. Mr. Scheneman joined the Company's consumer product finance business in 1992 as Vice President of Management Information Services. From 1988 to 1992, Mr. Scheneman was the Director of Product Development at JDA Software Services where, in 1989, he managed the implementation of the Company's management information system.

     MARVIN A. TORRES, 35, has been President of the Company's travel finance business since December 1995. From April 1995 to December 1995, Mr. Torres was Vice President of Operations for the Company's travel finance business. From 1984 to 1995, Mr. Torres was Vice President of Operations and General Manager at Solano Travel Service and Costa Rica Holiday Tours in Los Angeles, California.

THE BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company's Board of Directors is conducted through its meetings, as well as through meetings of its committees. Set forth below is a description of the committees of the Board of Directors.

     The Audit Committee reviews and reports to the Board of Directors on various auditing and accounting matters, including the annual audit report from the Company's independent public accountants. The Audit Committee, which held one meeting in 1996, is chaired by Mr. Legaspi and Mr. Caldera is a member.

     The Compensation Committee determines the salary and bonus structure for the Company's executive officers and supervises the compensation scheme for the Company's other officers. In addition, the Compensation Committee determines appropriate awards under the Company's 1996 Stock Option Plan (the "1996 Plan") and administers the Company's retirement plan. The Compensation Committee, which held two meetings in 1996, is chaired by Mr. Caldera and Mr. Legaspi is a member.

     The full Board of Directors acts as the Nominating Committee that nominates officers and directors of the Company for election.

     During the year ended December 31, 1996, the Board of Directors of the Company held a total of two meetings. Each director of the Company during 1996 attended at least 75% of the aggregate of (i) the total number of such Company Board meetings and (ii) the total number of meetings held by all committees of the Board of Directors of the Company on which he served during such year.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

  Summary of Cash and Certain Other Compensation

     The following table summarizes the compensation paid or accrued by the Company to or on behalf of the Named Executives for the years ended December 31, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                       ANNUAL             COMPENSATION
                                                   COMPENSATION(1)           AWARDS
                                              -------------------------   ------------    ALL OTHER
        NAME AND PRINCIPAL POSITION           YEAR    SALARY     BONUS    OPTIONS/SARS   COMPENSATION
--------------------------------------------  ----   --------   -------   ------------   ------------
Gary M. Cypres(2)...........................  1996   $175,000   $30,000      100,000       $ 77,000(5)
  Chairman of the Board, Chief Executive      1995   $175,000        --           --             --
  Officer, President and Chief Financial
     Officer
Anthony Fortunato(3)........................  1996   $ 46,154        --      100,000             --
  Executive Vice President of Operations      1995         --        --           --             --
Gerard T. McMahon(4)........................  1996   $ 43,692        --       30,000             --
  Executive Vice President of Credit and      1995         --        --           --             --
     Collections
Ed Valdez...................................  1996   $ 95,000   $14,000       30,000       $  1,327(6)
  Senior Vice President of Credit             1995   $ 84,615   $10,000           --       $  1,815(6)

---------------

(1) Certain of the Company's executive officers receive benefits in addition to salary and cash bonuses. The aggregate amount of such benefits, however, do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of such Named Executive.

(2) Prior to July 2, 1996, Mr. Cypres' compensation was paid to G.M. Cypres & Co. by Holdings for services rendered to it.

(3) Mr. Fortunato joined the Company in October 1996.

(4) Mr. McMahon joined the Company in September 1996.

(5) Represents amount accrued under the Supplemental Executive Retirement Plan for Mr. Cypres.

(6) Represents amounts contributed under the Banner's, a California Corporation dba Central Electric Profit Sharing Plan (the "Profit Sharing Plan") for Mr. Valdez.

  Stock Options

     The following table shows certain information concerning stock options granted during 1996 to the Company's Named Executives.

                                     % OF TOTAL                                     POTENTIAL REALIZABLE
                                       OPTIONS                                            VALUE(2)
                        OPTIONS      GRANTED TO       EXERCISE     EXPIRATION     -------------------------
         NAME           GRANTED       EMPLOYEES       PRICE(1)        DATE          @5%(3)        @10%(4)
----------------------  -------     -------------     --------     ----------     ----------     ----------
Gary M. Cypres           75,000(5)      18.7%          $12.00         6/26/06     $  566,250     $1,434,000
                         25,000(6)       6.3%           18.25        12/16/06        287,000        727,250
Anthony Fortunato       100,000(6)      25.0%           18.25        12/16/06      1,148,000      2,909,000
Gerard T. McMahon        30,000(6)       7.5%           18.25        12/16/06        344,400        872,700
Ed Valdez                30,000(5)       7.5%           12.00         6/26/06        226,500        573,600

---------------

(1) The exercise price may be paid in cash or by tendering shares of Common Stock in payment of all or part of the exercise price, instead of cash.

(2) The potential realizable value is calculated pursuant to Securities and Exchange Commission regulations by assuming the indicated annual rates of stock price appreciation for the option term from the date of the grant when the exercise price of the option was determined. Actual realized value will depend on the actual annual rate of stock price appreciation for the option term.

(3) The assumed stock price at the end of the option term is $19.55 for options granted on June 26, 1996, and $29.73 for options granted on December 16, 1996.

(4) The assumed stock price at the end of the option term is $31.12 for options granted on June 26, 1996 and $47.34 for options granted on December 16, 1996.

(5) The options granted are exercisable 20% per year beginning March 30, 1997 and on each of the first four anniversary dates thereafter, subject to certain performance standards.

(6) The options granted are exercisable 20% per year beginning on each of the first five anniversary dates of the grant, subject to certain performance standards.

  Option Exercises and Holdings

     The following table provides information with respect to the Named Executives concerning the number and value of specified unexercised options held by the Company's Named Executives as of December 31, 1996.

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND FISCAL YEAR-END OPTION
                                     VALUES

                                                     NUMBER OF                     VALUE OF UNEXERCISED
                                                UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS(1)
                                           ------------------------------     ------------------------------
                  NAME                     EXERCISABLE     UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
-----------------------------------------  -----------     --------------     -----------     --------------
Gary M. Cypres...........................     15,000            85,000         $ 120,000         $523,750
Anthony Fortunato........................         --           100,000                --          175,000
Gerard T. McMahon........................         --            30,000                --           52,500
Ed Valdez................................      6,000            24,000            48,000          192,000

---------------

(1) The value of the Unexercised In-The-Money Options is based upon the $20.00 per share closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 1996.

  Employment Agreements

     GARY M. CYPRES. In June 1996, the Company entered into an employment agreement with Mr. Cypres. Under the employment agreement, Mr. Cypres will serve as the Company's Chairman of the Board for a period of five years at a base salary of $175,000 per year and is eligible to participate in the Company's executive compensation plans. Mr. Cypres also agreed to serve as the Company's President and Chief Executive Officer until December 31, 1997. If the Company has not named a new President and Chief Executive Officer by December 31, 1997, Mr. Cypres will continue in this capacity for a period of up to three additional years and will receive an adjustment of his compensation as determined by the Board of Directors. The employment agreement also provides that Mr. Cypres will participate in the Company's defined benefit Supplemental Executive Retirement Plan (the "SERP Plan") and be credited with eight and one-half years of service for his contribution to the Company and for entering into the employment agreement. In addition, on December 31, 1997 Mr. Cypres will be treated as satisfying his post-adoption service requirement under the SERP Plan.

     If Mr. Cypres is terminated "for cause," which definition generally includes termination by the Company due to the executive's willful failure to perform his duties under the employment agreement, Mr. Cypres's personal dishonesty or breach of his fiduciary duties or the employment agreement, then the Company will be obligated to pay him only his base salary up to the date upon which the Company notifies him of his termination "for cause." If Mr. Cypres is terminated without "cause," becomes disabled or dies, then the Company will be obligated to pay him or his estate, commencing immediately, a lump sum payment equal to his base salary for the remaining term of the employment agreement and to pay him under the SERP Plan as if he had worked to his Normal Retirement Date, which the employment agreement provides is December 31, 2000.

     Mr. Cypres has agreed not to solicit employees of or compete with the Company in any manner following his resignation or termination from the Company for any period for which a lump sum has been paid by the Company in accordance with the employment agreement, which period shall be no less than 12 months.

     ANTHONY FORTUNATO. In October 1996, the Company entered into an employment agreement with Mr. Fortunato. Under the employment agreement, Mr. Fortunato will serve as the Company's Executive Vice President of Operations for a period of three years at a base salary of $225,000, $250,000 and $275,000 per year, respectively, and is eligible to receive an annual discretionary bonus and participate in the Company's executive compensation plans. In addition, Mr. Fortunato was awarded an initial grant of options to acquire 100,000 shares of Common Stock pursuant to the 1996 Plan. Vesting of such options accrue over a five-year period.

     If Mr. Fortunato is terminated "for cause," which definition generally includes termination by the Company due to the executive's willful failure to perform his duties under the employment agreement, Mr. Fortunato's personal dishonesty or breach of his fiduciary duties or the employment agreement, then the Company will be obligated to pay him only his base salary up to the date upon which the Company notifies him of his termination "for cause." If Mr. Fortunato is terminated without "cause," then the Company will be obligated to pay him, commencing immediately, a lump sum payment equal to his base salary for the remaining term of the employment agreement in addition to any other compensation and/or benefits provided for by the employment agreement.

     Mr. Fortunato has agreed not to solicit employees of or compete with the Company in any manner following his resignation or termination from the Company for any period for which a lump sum has been paid by the Company in accordance with the employment agreement, which period shall be no less than 12 months.

     GERARD T. MCMAHON. In August 1996, the Company entered into an employment agreement with Mr. McMahon. Under the employment agreement, Mr. McMahon will serve as the Company's Executive Vice President of Credit and Collections at a base salary of $160,000 per year and is eligible to receive an annual discretionary bonus of up to 20% of his base salary and participate in the Company's executive compensation plans. In addition, Mr. McMahon was awarded an initial grant of options to acquire 30,000 shares of Common Stock pursuant to the 1996 Plan. Vesting of such options accrue over a five-year period.

     Except as described above, the Company has not entered into employment agreements with any other of its executive officers or other members of management.

  Supplemental Executive Retirement Plan

     In June 1996, the Company adopted the SERP Plan, which provides supplemental retirement benefits to certain key management employees.

     The following table shows the estimated annual retirement benefits that would be payable under the SERP Plan upon a participant's Normal Retirement Date (the first day of the month after the participant attains age 60) on a straight life annuity basis, before any applicable offset for benefits received under the Profit Sharing Plan.

                               PENSION PLAN TABLE

                                                            YEARS OF SERVICE
                                     ---------------------------------------------------------------
          REMUNERATION                  10           15           20           25        30 OR MORE
---------------------------------    --------     --------     --------     --------     -----------
$175,000.........................    $ 87,500     $ 87,500     $ 87,500     $ 87,500      $  87,500
 200,000.........................     100,000      100,000      100,000      100,000        100,000
 225,000.........................     112,500      112,500      112,500      112,500        112,500
 250,000.........................     125,000      125,000      125,000      125,000        125,000

     To vest in the SERP Plan, an employee must have at least 10 years of service with the Company, including five years subsequent to the adoption of the plan. Upon completion of the Company's initial public offering, Mr. Cypres was credited with eight and one-half years of service with the Company and will be treated as having fulfilled his post-adoption service on December 31, 1997 by acting as the Company's President and Chief Executive Officer until such date. As of December 31, 1996, Mr. Cypres was credited with nine years of service with the Company. Participation in the SERP Plan is determined by the Board of Directors. The SERP Plan benefits are a function of length of service with the Company and Final Average Compensation (average monthly compensation during the 36 consecutive months of the last 60 months of the participant's employment that produces the highest average compensation, including salary and bonus).

     Benefits are equal to a targeted percentage of Final Average Compensation as determined by the Board of Directors upon selection of the employee to participate in the SERP Plan. In no case will the rate exceed fifty (50%) percent of the Final Average Compensation as of the date of the participant's retirement or termination of employment, multiplied by the ratio of the actual years of service as of the applicable event to the participant's years of service projected to the participant's Normal Retirement Date. A vested participant who terminates employment at or after his Normal Retirement Date will receive the full targeted percentage of his Final Average Compensation. The SERP Plan benefit is reduced, however, by the annuity value of the participant's benefit under the Profit Sharing Plan. At December 31, 1996, only Mr. Cypres was a participant in the SERP Plan.

  Compensation Committee's Report on Executive Compensation

     The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

     The Compensation Committee of the Board of Directors (the "Committee") is composed of the two directors who are not also employees of the Company. The Committee establishes the overall compensation and employee benefits of the Company and the specific compensation of the Company's executive officers. It is a goal of the Committee to implement executive officer compensation programs that further the business objectives of the Company and that attract, retain and motivate the best qualified executive officers.

     The Company's executive compensation policies and specific executive compensation programs are adopted and administered in accordance with the principal goal of maximizing return on stockholders' equity.

The Committee believes that this performance goal, and the long-term interests of the Company's stockholders generally, are best achieved by attracting and retaining management of high quality, and that such management will require commensurate compensation. The Committee believes that the Company's executive officer compensation policies are consistent with this policy.

     Certain of the Company's executive officers, including the Chief Executive Officer, have written employment agreements with the Company (see "DIRECTORS AND EXECUTIVE OFFICERS -- Compensation of Executive Officers and
Directors -- Employment Agreements"). The levels of compensation granted by the Company in such employment agreements, and the levels of compensation granted to other executive officers from time to time, is determined by the Committee based on factors that the Committee deems appropriate.

     Annual compensation levels for executive officers and compensation levels to be implemented from time to time in written employment agreements with executive officers are determined by the Committee based primarily on its review and analysis of the following factors: (i) the responsibilities of the position,
(ii) the performance of the individual and his or her general experience and qualifications, (iii) the overall financial performance (including return on equity, levels of general and administrative expense and budget variances) of the Company for the previous year and the contributions to such performance measures by the individual or his or her department, (iv) the officer's total compensation during the previous year, (v) compensation levels paid by comparable companies in similar industries, (vi) the officer's length of service with the Company, and (vii) the officer's effectiveness in dealing with external and internal audiences. In addition, the Committee receives the recommendations of the Chief Executive Officer with respect to the compensation of other executive officers, which the Committee reviews in light of the above factors. The Committee believes that the base compensation of the executive officers is competitive with companies of similar size and with comparable operating results in similar industries.

     Mr. Cypres' base salary was established by an employment agreement entered into concurrent with the Company's initial public offering. In addition, the Chief Executive Officer's compensation for 1996 was based in part on his progress in achieving certain additional criteria. These criteria included completing the Company's initial public offering, results in meeting the Company's strategic business plan, and leadership abilities (including developing an effective senior management team).

     While the Committee establishes salary and bonus levels based on the above described criteria, the Committee also believes that encouraging equity ownership by executive officers further aligns the interests of the officers with the performance objectives of the Company's stockholders and enhances the Company's ability to attract and retain highly qualified personnel on a basis competitive with industry practices. Stock options granted by the Company pursuant to the Company's 1996 Plan help achieve this objective, and provide additional compensation to the officers to the extent that the price of the Common Stock increases over fair market value on the date of grant. Stock options have been granted to each of the Named Executives and to other officers or key employees of the Company. Through the 1996 Plan, there will be an additional direct relationship between the Company's performance and benefits to executive officer Plan participants.

Dated: April 22, 1997                     COMPENSATION COMMITTEE

                                          Louis Caldera, Chairman
                                          Jose de Jesus Legaspi

  Compensation Committee Interlocks and Insider Participation

     The Company has established a Compensation Committee. The Compensation Committee consists of Mr. Caldera and Mr. Legaspi. Prior to the establishment of the Compensation Committee, decisions concerning the compensation of executive officers were made by Mr. Cypres, the Company's Chairman of the Board, Chief Executive Officer and President. None of the executive officers of the Company currently serves as a director or member of the Compensation Committee of another entity or of any other committee of the board of directors of another entity performing similar functions.

  Performance Graph

     The following graph compares, for the period from June 26, 1996 through December 31, 1996, the percentage change in the Company's cumulative total stockholder return on Common Stock with the cumulative total return of (i) the Nasdaq Total Return Index, and (ii) the Nasdaq Financial Index. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.

     The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                     Central Financial
        Measurement Period              Acceptance         Nasdaq Total      Nasdaq Financial
      (Fiscal Year Covered)             Corporation        Return Index            Index
6/26/96                                   100.00              100.00              100.00
7/31/96                                   106.25               93.68               98.26
8/30/96                                   146.88               98.93              104.65
9/30/96                                   160.94              106.50              109.39
10/31/96                                  179.17              105.33              112.84
11/29/96                                  157.29              111.86              120.07
12/31/96                                  166.67              111.73              121.40

Source: SNL Securities L. C.

  Director Compensation

     In 1996, non-employee directors of the Company received an annual fee of $15,000 for Board and Committee meetings. Mr. Cypres, the President and Chief Executive Officer of the Company, received no fees for serving as a director of the Company. The aggregate amount of directors' fees paid in 1996 was $30,000. Each of the Company's non-employee directors received options to purchase 7,000 shares of Common Stock at an exercise price of $12.00 per share under the Company's 1996 Plan. All options granted to the non-employee directors vest in equal annual installments over 5 year periods beginning on the date of grant, subject to continued service on the Board of Directors; however, no option can be exercised until at least six months after the date of grant. The Company has entered into agreements with all directors pursuant to which the Company has agreed to indemnify them against certain claims arising out of their services as directors. Directors are also entitled to the protection of certain indemnification provisions in the Company's Certificate of Incorporation and Bylaws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company was formed on April 11, 1996. The Company, Banner and Holdings, on June 24, 1996, entered into an agreement, which was subsequently amended (the "Reorganization Agreement") pursuant to which Holdings contributed to Banner its investments in its subsidiaries that operate the small loan, travel, automobile sales, and related businesses (the "Holdings Subsidiaries"), and Banner contributed to the Company its investments in the Holdings Subsidiaries and in its subsidiary that holds the Consumer Product Portfolio (collectively, the "Subsidiaries") and cash in such amount so as to leave the Company with $500,000 on hand upon consummation of such transaction (the "Reorganization"). Pursuant to the Reorganization Agreement, the intercompany accounts between the Company, Banner and Holdings were forgiven, except with respect to income taxes. As a result, the Company had $500,000 of cash on hand upon the Reorganization.

     In connection with the Reorganization and pursuant to the Reorganization Agreement, the Company, Banner and Holdings entered into various agreements for the purpose of defining the ongoing relationships among them. Because Holdings controls the Company and Banner (see "Beneficial Ownership of Principal Stockholders and Management"), these agreements were not the result of arm's-length negotiations. The Company believes, however, that these agreements are at least as favorable to the Company as those that could have been obtained from independent third parties.

  Financing Agreement

     The Company, Banner and Holdings have entered into an agreement, which was subsequently amended (the "Financing Agreement") pursuant to which Banner granted the Company the exclusive right, at the Company's option, (i) to purchase consumer finance receivables originated by Banner for sales of merchandise at Banner stores in operation on the date of the Financing Agreement and for all stores which Banner may determine to open in the future during the term of the Financing Agreement (and any extension thereof), or (ii) to provide financing directly to Banner's customers at all of such locations. The Company is not obligated to provide financing to any particular Banner customer, or to offer financing at any Banner location or locations.

     The Financing Agreement has a term of 15 years commencing on June 24, 1996. The Company may terminate the Financing Agreement at any time upon one year's prior written notice to Banner.

     During the term of the Financing Agreement, as long as Banner originates its consumer finance receivables, the Company will have the right to purchase consumer finance receivables at face value less a transaction fee which is currently set at 2.5% and is subject to renegotiation at six month intervals to reflect costs associated with the Company providing financing under the Financing Agreement. If the Company originates such receivables, Banner will be obligated to pay the Company a transaction fee in an amount to be initially established by the parties and subject to renegotiation at six month intervals. Under the Financing Agreement, the Company may also return to Banner up to $1.5 million of contracts purchased or contributed during each of 1996 and 1997. Recognizing the value to Banner of the Company continuing to provide certain financial products and services, including check cashing, travel and small loans, in Banner's retail locations, the space the Company occupies in Banner's locations is provided by Banner at no cost or charge to the Company.

  Automobile Financing Agreement

     Following the Company's initial public offering, the Company and Banner entered into an agreement (the "Automobile Financing Agreement"), under which the Company sold its used car sales business to Banner for approximately its net book value, or $865,000. Under the provisions of the Automobile Financing Agreement, Banner will operate the used car sales business while the Company will have the exclusive right for a fifteen year period to provide financing for all cars that Banner sells or to purchase automobile finance contracts generated by Banner. In addition, all financing extended by the Company on automobiles sold by Banner will be with full recourse back to Banner in the event of default by the customer. Accordingly, Banner will not provide any dealers discount for cars sold pursuant to this Agreement.

  Option Agreement

     The Company, Banner and Holdings have entered into an agreement (the "Option Agreement") pursuant to which Holdings granted the Company an option to purchase all of the outstanding capital stock of Banner (the "Option") from Holdings at any time during the period commencing on June 24, 1997 and ending on June 24, 1999 (the "Option Termination Date"). The exercise price of the Option will be equal to the net book value of Banner as reflected on Banner's balance sheet for the month ended immediately preceding the exercise of the Option; such balance sheet shall have been prepared in accordance with generally accepted accounting principles on a basis consistent with prior periods. If the Company exercises the Option, the exercise price is payable in cash or in shares of Common Stock valued at the average last sale price of the Common Stock during the ten trading-day period preceding the date on which the Company delivers to Holdings its written notice of exercise. Until the Option Termination Date, Holdings may not, without the Company's prior written consent, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of any of the capital stock of Banner (or any securities convertible into, exercisable for or exchangeable for capital stock of Banner) nor will Banner sell substantially all of its assets.

  Operating Agreement

     The Company, Banner and Holdings have entered into an agreement (the "Operating Agreement") setting forth certain rights and obligations of the parties following the Reorganization. The Operating Agreement covers the following matters:

     Allocation of Business Opportunities. Due to the potential conflicts of interest resulting from the relationships among the Company, Banner and Holdings, the Operating Agreement provides that Holdings and its subsidiaries (other than the Company and its subsidiaries) will not, without the prior written consent of the Company, directly or indirectly engage in or enter into any business competing with the Company and involving the financing of consumer products, travel products, small loans, automobiles or insurance (the "Restricted Businesses"). If Holdings shall acquire a company engaged in a Restricted Business or shall otherwise directly or indirectly engage in a Restricted Business, Holdings shall be obligated to sell, at the election of the Company, such Restricted Business to the Company at a purchase price equal to the fair market value of such Restricted Business, as determined through an independent appraisal process. The foregoing restriction shall terminate on December 31, 2002, or, if earlier, on the date on which Holdings ceases to own, directly or indirectly, at least 25% of the outstanding voting stock of the Company.

     Management and Other Services. The Operating Agreement provides that Banner, Holdings or their affiliates are obligated to provide to the Company, and the Company is obligated to utilize, certain services, including accounting, management information systems, employee benefits, legal, insurance, purchasing and advertising. Except for management information systems, these arrangements will continue until terminated by the Company, Banner, Holdings or such affiliate upon one-year's prior written notice. Termination may be made on a service-by-service basis or in its entirety. For the foregoing and other services provided by Banner, Holdings or such affiliated company, and to the extent that such services directly relate to the business of the Company, the Company is obligated to pay Banner, Holdings or such affiliate its actual cost of providing the same. If such services involve an allocation of expenses, such allocation shall be determined on the basis of its percentage utilization of such service or management's best estimate thereof. With respect to management information systems operations and expenses, Banner and the Company agree to allocate 50% of such expenses each to Banner and the Company for a period of five years, subject to adjustment from time to time to reflect changing costs and usage.

     Employee Benefits. The Operating Agreement provides that the Company will assume all liabilities of Banner, Holdings and the Subsidiaries under existing employee welfare benefit and profit sharing plans with respect to the employees of Banner, Holdings and the Subsidiaries who have become employees of the Company. The Operating Agreement also provides that the employment by the Company of individuals who were employees of Banner, Holdings and the Subsidiaries prior to the Reorganization will not be deemed a severance of employment from Banner, Holdings and the Subsidiaries for purposes of any policy, plan, program or agreement that provides for the payment of severance, salary continuation or similar benefits.

  Tax Sharing Agreement

     The Company, Holdings and Banner have entered into an agreement (the "Tax Sharing Agreement") providing for (i) the payment of federal, state and other income tax remittances or refunds for periods during which the Company and Holdings were included in the same consolidated group for federal income tax purposes, (ii) the allocation of responsibility for the filing of such tax returns, (iii) the conduct of tax audits and the handling of tax controversies and (iv) various related matters. For periods during which the Company was included in Holdings' consolidated federal income tax returns, the Company is required to pay Holdings its allocable portion of the consolidated federal, state and other income tax liabilities and will be entitled to receive refunds determined as if the Company and its subsidiaries had filed separate income tax returns. With respect to Holdings' liability for payment of taxes for all periods during which the Company was so included in Holdings' consolidated federal income tax returns, the Company will indemnify Holdings for all federal, state and other income tax liabilities for such periods. The date of the consummation of the Company's initial public offering was the last day on which the Company was required to be included in Holdings' consolidated federal income tax returns.

  Indemnification Agreements

     The Company, Holdings and Banner have entered into an indemnification agreement (the "Indemnification Agreement") under which the Company will indemnify and hold harmless Holdings and Banner with respect to any and all claims, losses, damages, liabilities, costs and expenses (except when arising from Holdings' or Banner's intentional misconduct or gross negligence or to the extent any liability arises from a breach by Banner of its fiduciary duty to other stockholders of the Company) that arise from or are based on the operations of the business of the Company and its subsidiaries after the date of the Reorganization. The Company will also indemnify and hold harmless Holdings and Banner with respect to any and all claims, losses, damages, liabilities, costs and expenses that arise from or are based on guarantees or undertakings made by Holdings or Banner to third parties in respect of liabilities or obligations of the Company, whether or not such obligations arose before or after the Reorganization. Holdings and Banner will indemnify and hold harmless the Company with respect to any and all claims, losses, damages, liabilities, costs and expenses that arise from or are based on the operations of Holdings or Banner, other than the business of the Company and its subsidiaries, before or after the date of the Reorganization. The rights of any party under the Indemnification Agreement are not assignable or transferable without the prior written consent of the other parties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulation to furnish to the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representation that no Form 5 was required, the Company believes that during the fiscal year ended December 31, 1996 all executive officers, directors and greater than ten-percent beneficial owners complied with all Section 16(a) filing requirements applicable to them, except as follows:
Following the consummation of the Company's initial public offering, a Form 3 reporting initial ownership of the Company's securities was filed late for each of the following persons or entities: Banner's Central Electric, Inc., Banner Holdings, Inc., West Coast Private Equity Partners, L.P., Ran Birkins, Louis Caldera, Gary M. Cypres, Anthony Fortunato, Jose de Jesus Legaspi, Gerard T. McMahon and Ed Valdez. In addition, a Form 4 reporting a change in beneficial ownership of the Company's securities was filed late for each of Anthony Fortunato, Gerard T. McMahon and Ed Valdez, and two Form 4s were filed late for Gary M. Cypres.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Arthur Andersen LLP ("Arthur Andersen") as its independent public accountants for the year ending December 31, 1997, and stockholders are being asked to ratify the appointment. The appointment was recommended by the Audit Committee. Arthur Andersen, the Company's accountants for the year ended December 31, 1996, performed audit services for 1996 which included the examination of the consolidated financial statements and services related to filings with the Securities and Exchange Commission. All professional services rendered by Arthur Andersen during 1996 were furnished at customary rates and terms. Representatives of Arthur Andersen will be present at the Meeting and will be available to respond to appropriate questions from stockholders.

     On October 17, 1996, the Company changed its independent accountant by terminating its engagement of Deloitte & Touche LLP ("Deloitte & Touche") and selecting Arthur Andersen as its independent accountant to audit its financial statements for the year ended December 31, 1996.

     Deloitte & Touche audited the consolidated balance sheets of the Company and its subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of income, stockholders equity, and cash flows for the years ended October 31, 1993 and 1994, the two months ended December 31, 1993 and 1994, and the years ended December 31, 1994 and 1995 (collectively referred to as the "Financial Statements"). Deloitte & Touche's report on the Financial Statements did not contain an adverse opinion or disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

     The decision to terminate the Company's engagement of Deloitte & Touche and select Arthur Andersen was unanimously recommended by the Company's Audit Committee and unanimously approved by the Company's Board of Directors.

     During the two most recent fiscal years of the Company and/or its subsidiaries and the subsequent interim period preceding the aforesaid change, there were no reportable events as contemplated by Item 304 of Regulation S-K and no disagreements between the Company and/or its subsidiaries and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the satisfaction of Deloitte & Touche would have caused them to make reference to the subject matter of the disagreement in their report. The Company has authorized Deloitte & Touche to fully respond to any inquiries by the Company's new independent auditor, Arthur Andersen.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 ANNUAL REPORT

     Together with this Proxy Statement, the Company has distributed to each of its stockholders an annual report for the year ended December 31, 1996. The annual report contains consolidated financial statements of the Company and its subsidiaries and the reports thereon of Arthur Andersen, the Company's independent public accountants, and Deloitte & Touche, the Company's former independent public accountants.

     UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO GARY M. CYPRES, CHAIRMAN OF THE BOARD, AT 5480 EAST FERGUSON DRIVE, COMMERCE, CALIFORNIA 90022, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.

                           PROPOSALS OF STOCKHOLDERS

     Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. Any such proposal to be included in the Proxy Statement for the Company's 1998 Annual Meeting of Stockholders must be submitted by a stockholder prior to December 23, 1997, in a form that complies with applicable regulations.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.



                                    CENTRAL FINANCIAL ACCEPTANCE CORPORATION


                                    /s/ GARY M. CYPRES
                                    -----------------------------------
                                    Gary M. Cypres
                                    Chief Executive Officer
                                    and Chairman of the Board


Dated: April 22, 1997

REVOCABLE PROXY     CENTRAL FINANCIAL ACCEPTANCE CORPORATION     REVOCABLE PROXY

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 22, 1997

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
    The undersigned stockholder(s) of Central Financial Acceptance Corporation (the "Company") hereby nominate(s), constitute(s) and appoint(s) Louis Caldera, Gary M. Cypres and Jose de Jesus Legaspi, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Wyndham Garden Hotel, Salon A, 5757 Telegraph Road, Commerce, California 90040 at 10:00 a.m., on Thursday, May 22, 1997, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.  ELECTION OF DIRECTORS.

    [ ] FOR all the nominees listed below                       [ ] WITHHOLD AUTHORITY
      (except as marked to the contrary below)                    to vote for all nominees listed below

            Louis Caldera, Gary M. Cypres and Jose de Jesus Legaspi

    Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1997.

          [ ]  FOR              [ ]  AGAINST              [ ]  ABSTAIN

3. OTHER BUSINESS. In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

                      PLEASE SIGN AND DATE ON REVERSE SIDE

                   (CONTINUED FROM FRONT SIDE OF PROXY CARD)

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES LISTED AND "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1997.

    THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES UNLESS AUTHORITY TO DO SO IS WITHHELD AND "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS UNLESS "AGAINST" OR "ABSTAIN" IS MARKED ON THE PROXY. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

    THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS AND PROXYHOLDERS, OR ANY OF THEM, OR THEIR SUBSTITUTES, SHALL LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND THE PROXY STATEMENT ACCOMPANYING SAID NOTICE.

                                                       DATED:_____________, 1997


                                                       -------------------------
                                                               SIGNATURE

                                                       -------------------------
                                                               SIGNATURE

                                                       NOTE: Please date this
                                                       Proxy and sign your name
                                                       exactly as it appears on
                                                       your stock certificates.
                                                       Executors,
                                                       administrators, trustees,
                                                       etc., should give their
                                                       full titles. All joint
                                                       owners should sign.

                                                       I (we) [ ] do [ ] do not
                                                       expect to attend the
                                                       Meeting.

 PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE
                           PREPAID ENVELOPE PROVIDED.